UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 13, 2014

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. Third Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 783-3331

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure

On June 17, 2014, New Jersey Mining Company (the “Company”) issued a press release entitled “New Jersey Mining Company Reports High-Grade Gold in Rock Chip Samples from Its Eastern Star Project”.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a pamphlet to be used as the Company’s corporate presentation on the Company’s website, to be distributed to visitors at the Company’s corporate office, and to be given at meetings with investors, broker dealers, or analysts.  This information may be amended or updated at any time and from time to time through another Form 8-K, a later company filing, or other means.  The pamphlet is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 9.01 - Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

Not applicable.

(b)   Pro Forma Financial Information

Not applicable.

(c)    Shell Company Transactions.

Not applicable

(d)   Exhibits.

Exhibit

Number           Exhibits

99.1

New Jersey Mining Company Reports High-Grade Gold from Eastern Star Project

99.2

New Jersey Mining Company Pamphlet June 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ John Swallow

John Swallow,

its: President

Date:  June 17, 2014